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EXHIBIT 23.1



                        CONSENT OF INDEPENDENT AUDITORS


We consent to the use of our report dated February 27, 1998, with respect to the combined financial statements of Tectrix Fitness Equipment, Inc. and Tectrix International, Inc. in this Form 8-K/A and to the incorporation of our report into Cybex International, Inc.'s previously filed Registration Statement (Form S-8 No. 333-29045); Registration Statement, as amended (Form S-3 No. 333-34309); Registration Statement (Form S-8 No. 2-79563); Registration Statement File (Form S-8 No. 33-46110); Registration Statement (Form S-8 No. 33-48124); Registration Statement (Form S-8 No. 33-59947) and Registration Statement (Form S-8 No. 59945).



                                             /s/ Ernst & Young LLP

Orange County, California
August 3, 1998